UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 15, 2011

FUNCTION (X) INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

159 East 70th Street, New York, New York	10021
(Address of principal executive offices)	(Zip Code)

(212) 796-8174
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed by Function (X) Inc. (the “Company”) to amend the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on February 22, 2011 (the “Initial Form 8-K”).  The sole purpose of this amendment is to provide additional information regarding the business backgrounds of the directors of the Company.  All other information in the Initial Form 8-K remains unchanged.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2011, the 2011 Executive Incentive Plan (the “Plan”) of the Company was approved by the written consent of the holder of a majority of the Company’s outstanding common stock.  The Plan was previously recommended for approval by the Board of Directors of the Company at a telephonic meeting of the Board of Directors held on February 15, 2011.  The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards.  The Company reserved 30,000,000 shares of common stock for delivery under the Plan.  The Plan is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Directors

Effective as of February 22, 2011, Michael Burrows resigned as director of the Company.

(b)	Appointment of New Directors

Effective as of February 15, 2011, the following persons were appointed as new directors of the Company:

Name	Age

Benjamin Chen	45
Peter Horan	56
John D. Miller	65
Joseph F. Rascoff	65
Janet Scardino	51
Harriet Seitler	54

The business background descriptions of all of the directors and officers of the Company are as follows:

Benjamin Chen

Benjamin Chen was appointed as a Non-Executive Board Member of the Company.  Mr. Chen is the Founder, Chairman and CEO of Mochila, Inc., a leading digital content and syndication platform, serving since November 2001.  Mr. Chen previously founded multiple internet and marketing related businesses, including AppGenesys, Inc., serving as its CEO/CTO from January 2000 until August 2001.  He served as CTO/CIO from 1996 until 2000 at iXL Enterprises, Inc. a strategic interactive agency (now part of Publicis), where he served on the management team that took the company public in 1999. Previously he was at Ironlight Digital Corporation, serving as its CTO from 1995 until 1996.  Mr. Chen has worked as an external entrepreneur in residence for JP Morgan and Mission Ventures, as well as an advisor for GE Capital.

Peter Horan

Peter C. Horan was appointed as a Non-Executive Board Member of the Company.  Mr. Horan is currently the Executive Chairman of Halogen Network, a next generation digital media company, since February 2010.  Mr. Horan has served as CEO of many internet companies, including Goodmail Systems, Inc. from 2008 to 2010.  Previously, Mr. Horan was CEO of IAC’s Media and Advertising group from 2007 to 2008.  He was CEO of AllBusiness.com from 2005 to 2007.  As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003.  Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld.  He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather.

John D. Miller

John D. Miller was appointed as a Non-Executive Board Member of the Company.  Mr. Miller was elected a director of Circle Entertainment Inc. in January 2009. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable, where he worked for 24 years beginning in 1969. From February 2005 through January 2009, when he resigned, Mr. Miller served as a director of CKX, Inc.

Mitchell J. Nelson

Mitchell Nelson was appointed Director, Executive Vice President, General Counsel, and Secretary of the Company effective as of February 11, 2011. Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle Entertainment, Inc., having served in such capacity since January 2008.  From April 2010 through December 2010, Mr. Nelson was the President of FX Luxury Las Vegas I, LLC, a wholly-owned subsidiary of Circle Entertainment Inc. (formerly known as FX Real Estate and Entertainment Inc.).  On April 21, 2010, FX Luxury Las Vegas I, LLC filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada.  On November 8, 2010, the Bankruptcy Court approved the plan of reorganization, which plan became effective on December 15, 2010.  He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008 and as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003.  Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin & Bettex.  At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson was a director of The Merchants Bank of New York and its holding company until its merger with, and remains on the Advisory Board of; Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City.

Joseph F. Rascoff

Joseph Rascoff was appointed as a Non-Executive Board Member of the Company.  Mr. Rascoff is the co-founder of The RZO Companies, and since 1978 has been representing artists in recording contract negotiations, music publishing administration, licensing, royalty compliance, and worldwide touring. From 1974 to 1978, Mr. Rascoff was a partner in Hurdman and Cranstoun, a predecessor accounting firm of KPMG. Mr. Rascoff has been an Advisory Director of Van Wagner Communications LLC since 2005.  In 2009, he became a consultant to Live Nation Entertainment, Inc. He has served as a Trustee of The University of Pennsylvania (1992-1996), is on the Board of Overseers of the University of Pennsylvania Libraries, and is President of the Board of Trustees of The Bishop’s School, La Jolla, California.

Janet Scardino

Janet Scardino was appointed as Chief Executive Officer of the Company effective as of February 15, 2011.  Ms. Scardino was President Commercial for 19 Entertainment, creator of American Idol, from September 2008 through February 2011. Prior to that, she was President and Chief Marketing Officer of The Knot, Inc., a digital media business from October 2007 through September 2008.  She was Executive Vice President of Reuters Group PLC from March 2005 through August 2007, serving as Global Head of Marketing and later promoted to Managing Director for Reuters Media.  Between February 2003 and March 2005, Ms. Scardino was a digital media entrepreneur. At AOL Ms. Scardino was SVP, International Marketing from March 2001 to February 2003.  Scardino was Managing Director for the Disney Channel Italy, a wholly owned subsidiary of The Walt Disney Company from 1998 through 2001.  For a decade, Scardino served in various positions for MTV Networks from 1987 to 1997, most recently as Vice President, International Marketing for MTV: Music Television.

Harriet Seitler

Harriet Seitler was appointed as a Non-Executive Board Member of the Company.  Ms. Seitler is currently Executive Vice President for Oprah Winfrey’s Harpo Studios.  Joining Harpo over 15 years ago in 1995, Ms. Seitler is responsible for marketing, development of strategic brand partnerships, and digital extensions.  Ms. Seitler was instrumental in the development and launch of “The Dr. Oz Show”.  Prior to working at Harpo, Ms. Seitler served as Vice President, Marketing at ESPN from 1993 to 1994.  She was responsible for the branding of ESPN, SportsCenter, as well as the branding and launch of ESPN2.  Ms. Seitler began her career at MTV Networks, serving from 1981 to 1993, serving in the marketing and promotions department, rising to the rank of Senior Vice President.  At MTV Ms. Seitler pioneered branded entertainment initiatives and built major new franchises such as the MTV Movie Awards and MTV Sports.  Ms. Seitler has served on the Board of Directors of The Oprah Winfrey Foundation, and is currently a board member of Sharecare.com.

Robert F.X. Sillerman

Robert F.X. Sillerman was elected a Director of the Company and Executive Chairman of the Board of Directors effective as of February 11, 2011.  He has, since January 2008, served as Chairman and Chief Executive Officer of Circle Entertainment Inc.  Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.

(c)	Family Relationships

There are no family relationships between any of the officers or directors of the Company.

(d)	Related Party Transactions

None of the new directors have engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Function (X) Inc. 2011 Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION (X) INC.

Date: February 28, 2011	By:	/s/ Mitchell J. Nelson
		Name:	Mitchell J. Nelson
		Title:	Executive Vice President